Exhibit 99.1

OSI Systems Reports Fiscal 2022 Third Quarter Financial Results

  Q3 Revenues of $290 Million
  Q3 Earnings Per Diluted Share
    GAAP EPS of $2.41
    Non-GAAP EPS of $1.43
  Q3 Book-to-Bill Ratio of 1.1
  Q3 Ending Backlog of $1.2 Billion (14% increase from June 30, 2021)
  Company Reiterates FY 2022 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--April 28, 2022--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the three and nine months ended March 31, 2022.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We are pleased with our overall performance in the third quarter, during which we continued to profitably grow our business in a difficult general economic environment that included heightened supply chain and logistics challenges. We believe that with the strength of our backlog and near-term pipeline of opportunities we are well positioned to finish the fiscal year with a strong fourth quarter.”

The Company reported revenues of $290.5 million for the third quarter of fiscal 2022, an increase of 2.4% over the $283.8 million reported for the third quarter of fiscal 2021. Net income for the third quarter of fiscal 2022 was $42.7 million, or $2.41 per diluted share, compared to net income of $18.8 million, or $1.03 per diluted share, for the third quarter of fiscal 2021. Non-GAAP net income for the third quarter of fiscal 2022 was $25.5 million, or $1.43 per diluted share, compared to non-GAAP net income for the fiscal 2021 third quarter of $25.3 million, or $1.38 per diluted share.

For the nine months ended March 31, 2022, revenues were $846.4 million compared to $814.7 million in the same period a year ago. Net income for the nine months ended March 31, 2022 was $81.6 million, or $4.52 per diluted share, compared with $48.2 million, or $2.63 per diluted share, for the same period a year ago. Non-GAAP net income for the nine months ended March 31, 2022 was $69.9 million, or $3.87 per diluted share, compared with non-GAAP net income of $69.3 million, or $3.79 per diluted share, for the comparable prior-year period.

For the three and nine months ended March 31, 2022, the Company's book-to-bill ratio was 1.1 and 1.2, respectively. As of March 31, 2022, the Company's backlog was over $1.2 billion, representing an increase of 14% from the Company’s backlog as of the end of the last fiscal year. The Company’s cash generated from operations was $38.4 million and capital expenditures were $2.9 million during the quarter ended March 31, 2022.

Mr. Chopra commented, “The Security division revenues increased in Q3 as compared to the prior year while operating income was impacted by higher supply chain and logistics costs, the mix of revenue, and the cost of certain promotional activities, which were not incurred in the prior year due to the pandemic. With our significant Security backlog, we are expecting solid growth in the fourth quarter.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division again delivered solid financial results along with record bookings leading to a record backlog for the division. The division has benefitted from our vertically integrated manufacturing global footprint and is consistently viewed as a trusted partner by leading OEMs.”

Mr. Chopra concluded, “Our Healthcare division continued to perform well and delivered a strong operating margin. As anticipated, we reported a small reduction in revenues for the third quarter of fiscal 2022 in comparison to the same prior-year period, which had been bolstered during the COVID pandemic. During the quarter, we continued to focus on new product development principally in our patient monitoring portfolio to enhance our core offerings.”

During the third quarter of fiscal 2022, the Company executed a sale-leaseback transaction for its facilities in Hawthorne, California. The Company sold the property for $32 million and recognized a gain on sale of $27.4 million.

Alan Edrick, Executive Vice President and Chief Financial Officer, stated, “In addition to the solid operating results, we were pleased with the continued improvements to our capital structure as we generated significant proceeds from the sale of our Hawthorne facility and continued to repurchase shares.”

Mr. Edrick continued, “The sale-leaseback of our Hawthorne facility was completed at a very attractive sale price with favorable leaseback terms unlocking the value in this asset. Further, we were active in our stock repurchase program, acquiring 635,962 shares. We have retired approximately 6% of our outstanding shares during the first nine months of fiscal 2022 as part of our capital allocation strategy leaving us with the ability to repurchase approximately 1.4 million additional shares under our current buyback program. We also completed two small strategic acquisitions in our Security division which are expected to strengthen our direct presence in certain regions and broaden our technology portfolio.”

Fiscal Year 2022 Outlook

Guidance

Revenues	$1.160 billion - $1.195 billion

Non-GAAP Diluted Earnings Per Share	$5.75 - $6.02

The Company is reiterating its fiscal year 2022 revenues and non-GAAP diluted earnings per share guidance. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors, including uncertainties as to the duration and future scope of the COVID-19 pandemic and supply chain and logistics challenges.

The Company’s fiscal 2022 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and nine months ended March 31, 2021 and 2022 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, gain on sale of property in fiscal 2022, and non-cash interest expense primarily related to convertible debt in fiscal 2021, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining non-GAAP financial measures of the Company. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the third quarter of fiscal 2022. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until May 12, 2022. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number 6362535 when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2022 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Revenues:
Products	$217,124	$221,857	$608,238	$634,446
Services	66,663	68,620	206,466	211,969
Total revenues	283,787	290,477	814,704	846,415
Cost of goods sold:
Products	144,958	150,311	409,692	432,277
Services	34,810	37,308	103,161	112,177
Total cost of goods sold	179,768	187,619	512,853	544,454
Gross profit	104,019	102,858	301,851	301,961
Operating expenses:
Selling, general and administrative	57,906	57,813	172,624	170,015
Research and development	13,932	15,150	39,798	44,944
Impairment, restructuring and other charges (benefit), net	(285)	1,469	7,912	4,810
Total operating expenses	71,553	74,432	220,334	219,769
Income from operations	32,466	28,426	81,517	82,192
Interest and other expense, net	(4,167)	(2,301)	(12,589)	(6,534)
Other income, net	--	27,373	--	27,373
Income before income taxes	28,299	53,498	68,928	103,031
Provision for income taxes	(9,526)	(10,763)	(20,773)	(21,447)
Net income	$18,773	$42,735	$48,155	$81,584

Diluted earnings per share	$1.03	$2.41	$2.63	$4.52
Weighted average shares outstanding – diluted	18,298	17,709	18,278	18,036

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Revenues – by Segment:
Security division	$151,409	$158,644	$431,420	$454,079
Healthcare division	54,023	52,178	160,421	155,191
Optoelectronics and Manufacturing division, including intersegment revenues	90,278	92,122	257,713	275,917
Intersegment eliminations	(11,923)	(12,467)	(34,850)	(38,772)
Total	$283,787	$290,477	$814,704	$846,415

Operating income (loss) – by Segment:
Security division	$23,969	$20,559	$52,651	$60,323
Healthcare division	7,333	7,480	25,640	20,430
Optoelectronics and Manufacturing division	10,484	11,177	29,638	34,342
Corporate	(9,078)	(10,729)	(25,895)	(32,855)
Intersegment eliminations	(242)	(61)	(517)	(48)
Total	$32,466	$28,426	$81,517	$82,192

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2021	March 31, 2022
Assets

Cash and cash equivalents	$80,613	$83,279
Accounts receivable, net	290,653	282,872
Inventories	294,208	344,643
Other current assets	43,930	47,742
Total current assets	709,404	758,536
Property and equipment, net	118,004	112,755
Goodwill	320,304	336,655
Intangible assets, net	127,608	139,781
Other non-current assets	109,047	111,364
Total Assets	$1,384,367	$1,459,091

Liabilities and Stockholders' Equity

Bank lines of credit	$--	$73,000
Current portion of long-term debt	846	249,315
Accounts payable and accrued expenses	210,077	190,466
Other current liabilities	133,844	133,055
Total current liabilities	344,767	645,836
Long-term debt	276,421	48,708
Other long-term liabilities	123,359	146,053
Total liabilities	744,547	840,597
Total stockholders’ equity	639,820	618,494
Total Liabilities and Stockholders’ Equity	$1,384,367	$1,459,091

OSI SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2021		2022		2021		2022
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$18,773	$1.03	$42,735	$2.41	$48,155	$2.63	$81,584	$4.52
Impairment, restructuring and other charges (benefit), net	(285)	(0.02)	1,469	0.08	7,912	0.43	4,810	0.27
Amortization of acquired intangible assets	3,639	0.20	3,357	0.19	11,119	0.61	9,717	0.54
Non-cash interest expense	2,233	0.12	188	0.01	6,719	0.37	313	0.02
Gain on sale of property	--	--	(27,368)	(1.55)	--	--	(27,368)	(1.52)
Tax effect of above adjustments	(1,348)	(0.07)	5,330	0.30	(6,894)	(0.38)	2,854	0.15
Impact from discrete income tax items	2,248	0.12	(225)	(0.01)	2,319	0.13	(2,023)	(0.11)

Non-GAAP basis	$25,260	$1.38	$25,486	$1.43	$69,330	$3.79	$69,887	$3.87

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended March 31, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$ 23,969	15.8%	$ 7,333	13.6%	$ 10,484	11.6%	$ (9,320)	$ 32,466	11.4%
Restructuring and other charges (benefit), net	401	0.3%	--	--	--	--	(686)	(285)	(0.1%)
Amortization of acquired intangible assets	2,664	1.8%	202	0.3%	773	0.9%	--	3,639	1.3%
Non-GAAP basis– operating income (loss)	$ 27,034	17.9%	$ 7,535	13.9%	$ 11,257	12.5%	$ (10,006)	$ 35,820	12.6%

Three Months Ended March 31, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$ 20,559	13.0%	$ 7,480	14.3%	$ 11,177	12.1%	$ (10,790)	$ 28,426	9.8%
Impairment, restructuring and other charges, net	633	0.4%	-	-	-	-	836	1,469	0.5%
Amortization of acquired intangible assets	2,448	1.5%	202	0.4%	707	0.8%	-	3,357	1.1%
Non-GAAP basis– operating income (loss)	$ 23,640	14.9%	$ 7,682	14.7%	$ 11,884	12.9%	$ (9,954)	$ 33,252	11.4%

Nine Months Ended March 31, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$ 52,651	12.2%	$ 25,640	16.0%	$ 29,638	11.5%	$ (26,412)	$ 81,517	10.0%
Restructuring and other charges (benefit), net.	8,923	2.1%	27	--	146	0.1%	(1,184)	7,912	1.0%
Amortization of acquired intangible assets	8,209	1.9%	605	0.4%	2,305	0.9%	--	11,119	1.3%
Non-GAAP basis– operating income (loss)	$ 69,783	16.2%	$ 26,272	16.4%	$ 32,089	12.5%	$ (27,596)	$ 100,548	12.3%

Nine Months Ended March 31, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$ 60,323	13.3%	$ 20,430	13.2%	$ 34,342	12.4%	$ (32,903)	$ 82,192	9.7%
Impairment, restructuring and other charges, net	1,261	0.3%	-	-	-	-	3,549	4,810	0.6%
Amortization of acquired intangible assets	6,985	1.5%	605	0.4%	2,127	0.8%	-	9,717	1.1%
Non-GAAP basis– operating income (loss)	$ 68,569	15.1%	$ 21,035	13.6%	$ 36,469	13.2%	$ (29,354)	$ 96,719	11.4%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com